Exhibit 99.1

Press Release

Contacts:	MEDIA:	ANALYSTS:
	Kevin Heine	Andy Clark
	(212) 635-1569	(212) 635-1803

BNY MELLON REPORTS THIRD QUARTER CONTINUING EPS LOSS OF $2.04. IMPACTED BY:

•	$2.54 Investment securities portfolio restructuring charge
•	$0.03 M&I expenses

CONTINUING EPS OF $0.54 (excluding investment securities portfolio restructuring and M&I expenses)

BALANCE SHEET RISK SIGNIFICANTLY REDUCED

•	Fixed income price rally improved portfolio valuation by $1.8 billion in the third quarter of 2009, consequently:
•	Sold $3.6 billion of the lowest quality securities
•	Restructuring $8.5 billion of securities, with an opportunity to recover a portion of the loss over time
•	Actions and market price recovery reduced the unrealized loss in the securities portfolio over 80%

CAPITAL REMAINS STRONG; 90% OF RESTRUCTURING CHARGE PREVIOUSLY REFLECTED IN TANGIBLE CAPITAL

•	TCE of 5.2%, Tier 1 of 11.3%, Tier 1 Common 9.8%

REVENUE INCREASE AND EXPENSE DISCIPLINE RESULTED IN POSITIVE OPERATING LEVERAGE (excluding investment securities portfolio restructuring)

NEW YORK, Oct. 20, 2009 — The Bank of New York Mellon Corporation (NYSE:BK) today reported a third quarter loss from continuing operations applicable to common shareholders of $2.439 billion, or $2.04 per common share, compared with income of $303 million, or $0.26 per common share, in the third quarter of 2008 and $267 million, or $0.23 per common share, in the second quarter of 2009.

“Consistent with our ongoing strategy to reduce balance sheet risk, we took advantage of the recent strength in the fixed income markets by selling or recognizing losses on a significant portion of our investment securities portfolio. This restructuring does not materially impact capital, is expected to benefit net interest revenue by $125-$175 million in 2010, and significantly reduces the risk of future securities losses,” said Robert P. Kelly, chairman and chief executive officer of BNY Mellon.

“During the quarter, we remained focused on organic growth, continuing to provide exceptional client service and reducing expenses which resulted in positive operating leverage,” added Kelly.

Net loss applicable to common shareholders, including discontinued operations, totaled $2.458 billion, or $2.05 per common share, in the third quarter of 2009, compared with net income of $303 million, or $0.26 per common share, in the third quarter of 2008 and $176 million, or $0.15 per common share, in the second quarter of 2009.

Third Quarter Results – Unless otherwise noted, all comments begin with the results of the third quarter of 2009 and are compared to the third quarter of 2008, all information is reported on a continuing operations basis and sequential growth rates are unannualized (unless otherwise stated). Please refer to the Quarterly Earnings Review for detailed business segment information.

Total revenue

Reconciliation of total revenue				3Q09 vs.
(dollar amounts in millions)	3Q09	2Q09	3Q08	3Q08	2Q09
Fee and other revenue – GAAP	$(2,216)	$2,257	$2,926	N/M	N/M
Investment securities losses	4,833	256	162	N/M	N/M
Total fee revenue – GAAP	2,617	2,513	3,088	(15)%	4%
Net interest revenue – GAAP	716	700	681	5	2
SILO/LILO charges	–	–	112	N/M	N/M
Total revenue excluding investment securities losses and SILO/LILO charges – Non-GAAP	$3,333	$3,213	$3,881	(14)%	4%

N/M – Not meaningful.

•

Assets under custody and administration amounted to $22.1 trillion at Sept. 30, 2009, a decrease of 1% compared with the prior year and an increase of 7% sequentially. The year-over-year decrease reflects continued new business wins, which were offset by lower market values, while the sequential increase primarily reflects higher market values and new business. Assets under management, excluding securities lending assets, amounted to $966 billion at Sept. 30, 2009. This represents a decrease of 9% compared with the prior year, and a 4% sequential increase. Net asset outflows in the third quarter totaled $16 billion, primarily reflecting $14 billion of money market outflows. Securities lending assets were $299 billion at Sept. 30, 2009, a decrease of 36% compared with the prior year and an increase of 3% sequentially.

•

Securities servicing fees totaled $1.238 billion, a decrease of 20% year-over-year and 4% sequentially. The comparisons to both prior quarters reflect continued new business wins offset by lower securities lending revenue and money market related distribution fees. Also, the year-over-year decrease was impacted by lower market values, while the sequential decrease was partially offset by higher market values. Securities lending fee revenue totaled $43 million in the third quarter of 2009 compared with $155 million in the prior year period and $97 million sequentially.

•

Asset and wealth management fees, excluding performance fees, totaled $649 million, a decline of 18% compared with the prior year and an increase of 6% sequentially. The year-over-year decrease reflects global weakness in market values, partially offset by new business. The sequential increase reflects improved market values and new business.

•

Foreign exchange and other trading activities totaled $246 million, a decrease of 36% compared with $385 million in the prior year and an increase of 4% compared with $237 million in the second quarter of 2009. The decrease year-over-year reflects lower foreign exchange revenue, driven by lower volumes and volatility, as well as a lower valuation of the credit derivatives used to hedge the loan portfolio. The sequential increase reflects higher fixed income derivatives revenue and an improved valuation of credit derivatives, partially offset by lower foreign exchange revenue resulting from lower volatility and seasonality.

•

Investment income and other revenue totaled $205 million, increasing $121 million year-over-year and $152 million sequentially, primarily as a result of leasing gains and a gain on the sale of VISA shares.

•	Net interest revenue (FTE) totaled $721 million with a net interest margin of 1.85% compared with $704 million and 1.80% sequentially.

•

Investment securities pre-tax net losses totaled $4.8 billion ($3.0 billion after-tax). This compares with pre-tax net losses of $162 million in the third quarter of 2008 and pre-tax net losses of $256 million in the second quarter of 2009. See page 9 for further information regarding the restructuring of the investment securities portfolio.

The provision for credit losses was $147 million in the third quarter of 2009 compared with $61 million in the second quarter of 2009. The increase primarily relates to downgrades in the insurance and media portfolios. The provision is expected to decline in the fourth quarter of 2009. During the third quarter of 2009, the total allowance for credit losses increased $70 million and net charge-offs totaled $77 million.

Total noninterest expense

Reconciliation of noninterest expense				3Q09 vs.
(dollar amounts in millions)	3Q09	2Q09	3Q08	3Q08	2Q09
Noninterest expense – GAAP	$2,318	$2,383	$3,319	(30)%	(3)%
Support agreement charges	13	(15)	726	N/M	N/M
FDIC special assessment	–	61	–	N/M	N/M
M&I expenses	54	59	111	(51)	(8)
Intangible amortization	104	108	118	(12)	(4)
Total noninterest expense, excluding support agreement charges, FDIC special assessment, M&I expenses and intangible amortization – Non-GAAP	$2,147	$2,170	$2,364	(9)%	(1)%

N/M – Not meaningful.

•

Total noninterest expense (excluding support agreement charges, FDIC special assessment, M&I expenses and intangible amortization) decreased 9% compared with the prior year and 1% sequentially. Revenue growth combined with expense discipline resulted in 500 basis points of positive operating leverage (excluding investment securities losses) in the third quarter of 2009.

Results for the third quarter of 2009 include an income tax benefit of $1.527 billion. Excluding the impact of the investment securities losses and M&I expenses, the effective tax rate was 31.8% (Non-GAAP) in the third quarter of 2009.

The unrealized net of tax losses on our securities portfolio was $1.0 billion at Sept. 30, 2009 compared with a net of tax unrealized loss of $4.8 billion at June 30, 2009. The improvement reflects $3.0 billion related to the restructuring of the securities portfolio and $0.8 billion resulting from the improvement in the fixed income markets. Subsequent to Sept. 30, 2009, approximately $2.1 billion (pre-restructuring amortized cost of $3.6 billion) of the lowest quality securities were sold at fair value. See page 9 for further information on the investment securities portfolio.

Capital ratios - preliminary (a)	Sept. 30, 2009	June 30, 2009	Sept. 30, 2008
Tier 1 capital ratio	11.3%	12.5%	9.3%
Tier 1 common equity to risk-weighted assets ratio (b)	9.8	11.1	8.0
Total (Tier 1 plus Tier 2) capital ratio	15.2	16.0	12.8
Leverage capital ratio	6.5	7.6	6.5
Common shareholders’ equity to assets ratio (b)	13.3	13.4	10.3
Tangible common shareholders’ equity to tangible assets ratio – Non-GAAP (b)	5.2	4.8	3.9
(a)	Includes discontinued operations.
(b)	See the Supplemental information section beginning on page 11 for a calculation of these ratios.

Nonperforming assets totaled $560 million, an increase of $182 million compared with June 30, 2009, primarily reflecting downgrades in the insurance portfolio.

Declaration of quarterly dividend – On Oct. 20, 2009, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of 9 cents per common share. This cash dividend is payable on Nov. 10, 2009 to shareholders of record as of the close of business on Oct. 30, 2009.

BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. BNY Mellon is a global financial services company focused on helping clients manage and service their financial assets, operating in 34 countries and serving more than 100 markets. BNY Mellon is a leading provider of financial services for institutions, corporations and high-net-worth individuals, providing superior asset management and wealth management, asset servicing, issuer services, clearing services and treasury services through a worldwide client-focused team. It has $22.1 trillion in assets under custody and administration and $966 billion in assets under management, services $11.9 trillion in outstanding debt and processes global payments averaging $1.6 trillion per day. Additional information is available at www.bnymellon.com.

Supplemental Financial Information

The Quarterly Earnings Review and supplemental financial trends for The Bank of New York Mellon Corporation have been updated through Sept. 30, 2009 and are available at www.bnymellon.com (Investor Relations – Financial Reports).

Conference Call Data

Robert P. Kelly, chairman and chief executive officer; Gerald L. Hassell, president; and Thomas P. Gibbons, chief financial officer, along with other members of executive management from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on Oct. 20, 2009. This conference call and audio webcast will include forward-looking statements and may include other material information. Persons wishing to access the conference call and audio webcast may do so by dialing (888) 677-5383 (U.S.) and (210) 838-9221 (International) Passcode: Earnings, or by logging on to www.bnymellon.com. The Earnings Release, together with the Quarterly Earnings Review and supplemental financial trends, will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EDT on Oct. 20, 2009. Replays of the conference call and audio webcast will be available beginning Oct. 20, 2009 at approximately 2:00 p.m. EDT through Nov. 3, 2009 by dialing (866) 442-1776 (U.S.) or (203) 369-1076 (International). The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

THE BANK OF NEW YORK MELLON CORPORATION

Financial Highlights

	Quarter ended				Nine months ended
(dollar amounts in millions, except per common share amounts and unless otherwise noted; common shares in thousands)	Sept. 30, 2009	June 30, 2009	Sept. 30, 2008		Sept. 30, 2009	Sept. 30, 2008
Continuing operations
Return on common equity (annualized)	N/M	4.0%	4.3%		N/M	6.3%
Non-GAAP adjusted (a)	10.1%	6.4%	14.2%		9.0%	13.4%
Return on tangible common equity (annualized) – Non-GAAP (a)	N/M	18.4%	18.9%		N/M	24.8%
Non-GAAP adjusted (a)	32.0%	23.3%	50.2%		32.3%	45.5%
Fee and other revenue as a percent of total revenue	N/M	76%	81%		50%	83%
Non-GAAP adjusted (a)	79%	78%	80%		78%	80%
Annualized fee revenue per employee (based on average headcount) (in thousands)	$248	$241	$287		$241	$292
Percent of non-U.S. fee and net interest revenue	31%	31%	33	% (b)	30%	34	% (b)
Pre-tax operating margin	N/M	17%	7%		N/M	19%
Non-GAAP adjusted (a)	32%	31%	39%		32%	38%
Net interest margin (FTE) (c)	1.85%	1.80%	1.92	% (b)	1.84%	1.71	% (b)

Selected average balances
Interest-earning assets (d)	$155,159	$157,265	$142,062		$159,916	$142,318
Total assets	$205,786	$208,533	$198,827		$211,427	$198,539
Interest-bearing deposits (d)	$93,632	$98,896	$86,016		$98,140	$90,634
Noninterest-bearing deposits (d)	$34,920	$32,852	$32,953		$36,915	$27,679
Total shareholders’ equity	$28,144	$28,934	$27,996		$28,352	$28,682

Average common shares and equivalents outstanding:
Basic	1,197,414	1,171,081	1,143,445		1,171,675	1,141,424
Diluted (e)	1,197,414	1,174,466	1,147,586		1,171,675	1,148,402

Period-end data
Assets under custody and administration (in trillions)	$22.1	$20.7	$22.4		$22.1	$22.4
Cross-border assets (in trillions)	$8.6	$7.8	$8.9		$8.6	$8.9
Market value of securities on loan (in billions) (f)	$299	$290	$470		$299	$470
Assets under management (in billions)	$966	$926	$1,067		$966	$1,067

Employees	42,000	41,800	42,900		42,000	42,900

Book value per common share – GAAP	$23.50	$22.68	$23.97		$23.50	$23.97
Tangible book value per common share – Non-GAAP (a)	$7.54	$6.60	$6.65		$7.54	$6.65
Dividends per common share	$0.09	$0.09	$0.24		$0.42	$0.72
Closing common stock price per common share	$28.99	$29.31	$32.58		$28.99	$32.58
Market capitalization	$34,911	$35,255	$37,388		$34,911	$37,388
(a)	See Supplemental information beginning on page 11 for a calculation of these ratios.
(b)	Excluding the SILO/LILO charges, the percentage of non-U.S. fee and net interest revenue was 32% and 33% for the third quarter and nine months ended Sept. 30, 2008, respectively, and the net interest margin was 2.24% and 2.17% for the third quarter and nine months of 2008, respectively.
(c)	Prior periods calculated on a continuing operations basis, even though the balance sheet, in accordance with GAAP, is not restated for discontinued operations.
(d)	Excludes the impact of discontinued operations.
(e)	Diluted earnings per share for the three and nine months ended Sept. 30, 2009 was calculated using average basic shares. Adding back the dilutive shares would result in anti-dilution.
(f)	Represents the securities on loan, both cash and non-cash, managed by the Asset Servicing segment.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement

	Quarter ended				Nine months ended
(in millions, except per common share amounts)	Sept. 30, 2009	June 30, 2009	Sept. 30, 2008		Sept. 30, 2009	Sept. 30, 2008
Fee and other revenue
Securities servicing fees:
Asset servicing	$643	$671	$808	(a)	$1,923	$2,584	(a)
Issuer services	359	372	477		1,095	1,297
Clearing services	236	250	259		739	786
Total securities servicing fees	1,238	1,293	1,544		3,757	4,667
Asset and wealth management fees	650	637	795		1,903	2,517
Foreign exchange and other trading activities	246	237	385		790	952
Treasury services	128	132	129		385	382
Distribution and servicing	94	107	107		312	315
Financing-related fees	56	54	44		158	142
Investment income	121	44	47		148	162
Other	84	9	37		108	147
Total fee revenue	2,617	2,513	3,088		7,561	9,284
Net securities losses	(4,833)	(256)	(162)		(5,384)	(387)
Total fee and other revenue	(2,216)	2,257	2,926		2,177	8,897
Net interest revenue
Interest revenue	829	845	1,312		2,653	3,999
Interest expense	113	145	631		462	2,187
Net interest revenue	716	700	681		2,191	1,812
Provision for credit losses	147	61	23		267	50
Net interest revenue after provision for credit losses	569	639	658		1,924	1,762
Noninterest expense
Staff	1,157	1,153	1,248	(b)	3,479	4,009	(b)
Professional, legal and other purchased services	265	237	251	(b)	739	748	(b)
Net occupancy	142	142	163		423	429
Distribution and servicing	104	106	133		317	394
Software	95	93	78		269	245
Sub-custodian and clearing	80	91	84	(a)	237	251	(a)
Furniture and equipment	76	76	80		229	237
Business development	45	49	62		138	202
Other	201	263	991	(c)	639	1,403	(c)
Subtotal	2,165	2,210	3,090		6,470	7,918
Amortization of intangible assets	104	108	118		319	360
Restructuring charges	(5)	6	–		11	–
Merger and integration expenses:
The Bank of New York Mellon Corporation	54	59	107		181	374
Acquired Corporate Trust Business	–	–	4		–	12
Total noninterest expense	2,318	2,383	3,319		6,981	8,664
Income
Income (loss) from continuing operations before income taxes	(3,965)	513	265		(2,880)	1,995
Provision (benefit) for income taxes	(1,527)	12	(42)		(1,354)	628
Income (loss) from continuing operations	(2,438)	501	307		(1,526)	1,367
Discontinued operations:
Income (loss) from discontinued operations	(29)	(144)	1		(238)	21
Provision (benefit) for income taxes	(10)	(53)	1		(87)	11
Income (loss) from discontinued operations, net of tax	(19)	(91)	–		(151)	10
Net income (loss)	(2,457)	410	307		(1,677)	1,377
Net (income) loss attributable to noncontrolling interests, net of tax	(1)	2	(4)		–	(19)
Redemption charge and preferred dividends	–	(236)	–		(283)	–
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	$(2,458)	$176	$303		$(1,960)	$1,358
(a)	In the second quarter of 2009, global sub-custodian out-of-pocket expense related to client reimbursements was reclassified from sub-custodian expense to asset servicing revenue. This reclassification totaled $4 million in the third quarter of 2008 and $18 million in the first nine months of 2008.
(b)	In the second quarter of 2009, certain temporary/consulting expenses were reclassified from professional, legal and other purchased services to staff expense. This reclassification totaled $35 million in the third quarter of 2008 and $67 million in the first nine months of 2008.
(c)	Includes support agreement charges of $726 million in the third quarter of 2008 and $731 million in the first nine months of 2008.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement – continued

	Quarter ended				Nine months ended
(in millions, except per common share amounts)	Sept. 30, 2009		June 30, 2009	Sept. 30, 2008	Sept. 30, 2009	Sept. 30, 2008
Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation:
Basic:
Income (loss) from continuing operations	$(2.04)		$0.23	$0.26	$(1.54)	$1.17
Income (loss) from discontinued operations, net of tax	(0.02)		(0.08)	–	(0.13)	0.01
Net income (loss) applicable to common stock	$(2.05	)(a)	$0.15	$0.26	$(1.67)	$1.18
Diluted:(b)
Income (loss) from continuing operations	$(2.04)		$0.23	$0.26	$(1.54)	$1.16
Income (loss) from discontinued operations, net of tax	(0.02)		(0.08)	–	(0.13)	0.01
Net income (loss) applicable to common stock	$(2.05	)(a)	$0.15	$0.26	$(1.67)	$1.17
(a)	Does not foot due to rounding.
(b)	Diluted earnings per share for the three and nine months ended Sept. 30, 2009, was calculated using average basic shares. Adding back the dilutive shares would result in anti-dilution.

Reconciliation of net income (loss) from continuing operations applicable to the common shareholders of The Bank of New York Mellon Corporation:	Quarter ended			Nine months ended
(in millions)	Sept. 30, 2009	June 30, 2009	Sept. 30, 2008	Sept. 30, 2009	Sept. 30, 2008
Income (loss) from continuing operations	$(2,438)	$501	$307	$(1,526)	$1,367
Net (income) loss attributable to noncontrolling interests, net of tax	(1)	2	(4)	–	(19)
Redemption charge and preferred dividends	–	(236)	–	(283)	–
Income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation, net of tax	(2,439)	267	303	(1,809)	1,348
Income (loss) from discontinued operations, net of tax	(19)	(91)	–	(151)	10
Net income (loss) applicable to the common shareholders of The Bank of New York Mellon Corporation	$(2,458)	$176	$303	$(1,960)	$1,358

THE BANK OF NEW YORK MELLON CORPORATION

Consolidated Balance Sheet

(dollar amounts in millions, except per share amounts)	Sept. 30, 2009	Dec. 31, 2008
Assets
Cash and due from:
Banks	$3,333	$4,881
Federal Reserve and other central banks (includes $14,981 and $53,270 of interest-bearing deposits)	15,031	53,278
Other short-term investments – U.S. government-backed commercial paper, at fair value	–	5,629
Interest-bearing deposits with banks	49,349	39,126
Federal funds sold and securities purchased under resale agreements	3,908	2,000
Securities:
Held-to-maturity (fair value of $6,071 and $6,333)	6,318	7,371
Available-for-sale	48,032	32,064
Total securities	54,350	39,435
Trading assets	7,952	11,102
Loans	36,269	43,394
Allowance for loan losses	(456)	(415)
Net loans	35,813	42,979
Premises and equipment	1,682	1,686
Accrued interest receivable	699	619
Goodwill	16,022	15,898
Intangible assets	5,574	5,856
Other assets	16,294	15,023
Assets of discontinued operations	2,000	–
Total assets	$212,007	$237,512

Liabilities
Deposits:
Noninterest-bearing (principally domestic offices)	$30,767	$55,816
Interest-bearing deposits in domestic offices	29,036	32,386
Interest-bearing deposits in foreign offices	74,133	71,471
Total deposits	133,936	159,673
Borrowing from Federal Reserve related to asset-backed commercial paper, at fair value	–	5,591
Federal funds purchased and securities sold under repurchase agreements	2,553	1,372
Trading liabilities	7,824	8,085
Payables to customers and broker-dealers	10,458	9,274
Commercial paper	163	138
Other borrowed funds	1,280	755
Accrued taxes and other expenses	3,855	4,052
Other liabilities (including allowance for lending related commitments of $140 and $114)	4,572	4,618
Long-term debt	17,486	15,865
Liabilities of discontinued operations	1,564	–
Total liabilities	183,691	209,423
Equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued – shares and 3,000,000 shares	–	2,786
Common stock-par value $0.01 per common share; authorized 3,500,000,000 common shares; issued 1,205,154,635 and 1,148,507,561 common shares	12	11
Additional paid-in capital	21,794	20,432
Retained earnings	8,462	10,250
Accumulated other comprehensive loss, net of tax	(1,947)	(5,426)
Less: Treasury stock of 910,677 and 40,262 common shares, at cost	(26)	(3)
Total The Bank of New York Mellon Corporation shareholders’ equity	28,295	28,050
Noncontrolling interest	21	39
Total equity	28,316	28,089
Total liabilities and equity	$212,007	$237,512

Investment Securities Portfolio

The following table provides a trend of the aggregate unrealized pre-tax gain (loss) of the investment securities portfolio.

Portfolio aggregate unrealized gain/(loss) – pre-tax
(dollar amounts in millions)	Dec. 31, 2008	March 31, 2009	June 30, 2009	3Q09 market improvement	Sept. 30, 2009 before restructuring	Investment securities portfolio restructuring charge	Unrealized gain (loss) at Sept. 30, 2009
Watch list:
Alt-A RMBS	$(2,764)	$(3,538)	$(3,064)	$58	$(3,006)	$(2,857)	$(149)
European floating rate notes	(1,171)	(1,299)	(1,523)	364	(1,159)	(234)	(925)
Prime/Other RMBS	(1,781)	(1,455)	(1,581)	339	(1,242)	(999)	(243)
Commercial MBS	(709)	(513)	(561)	333	(228)	(77)	(151)
Subprime RMBS	(591)	(566)	(621)	(61)	(682)	(321)	(361)
Credit cards	(223)	(238)	(54)	37	(17)	–	(17)
Home equity lines of credit	(224)	(306)	(284)	32	(252)	(242)	(10)
Other	(227)	(326)	(213)	49	(164)	(103)	(61)
Total watch list (a)	(7,690)	(8,241)	(7,901)	1,151	(6,750)	(4,833)	(1,917)
Agency RMBS	60	242	159	179	338	–	338
Other	16	31	20	128	148	–	148
Total with FAS 157-4 adjustment	(7,614)	(7,968)	(7,722)	1,458	(6,264)	(4,833)	(1,431)
Less: FAS 157-4 adjustment	–	1,173	377	(377)	–	–	–
Total without FAS 157-4
Adjustment – Non-GAAP	$(7,614)	$(9,141)	$(8,099)	$1,835	$(6,264)	$(4,833)	$(1,431)

•	Pre-tax net unrealized loss on the investment securities portfolio, including the FAS 157-4 adjustment, improved $6.3 billion, or over 80%, from June 30, 2009.

The following table provides the pro forma impact of restructuring the investment securities portfolio at Sept. 30, 2009.

Pro forma securities portfolio reflecting the investment portfolio restructuring at Sept. 30, 2009

(dollar amounts in millions)	Amortized cost prior to restructuring	Investment securities portfolio restructuring charge	Amortized cost post restructuring	Fair value		Fair value as a % of amortized cost (b)	Securities sales subsequent to 9/30/09 (c)	Pro Forma 9/30/09
								Amortized cost	Fair value

Watch list:
Alt-A RMBS	$7,476	$(2,857)	$4,619	$4,470		55%	$(949)	$3,670	$3,521
European floating rate notes	7,326	(234)	7,092	6,167		83	(594)	6,498	5,573
Prime/Other RMBS	5,323	(999)	4,324	4,081		76	(64)	4,260	4,017
Commercial MBS	2,762	(77)	2,685	2,534		91	(272)	2,413	2,262
Subprime RMBS	1,479	(321)	1,158	797		52	(222)	936	575
Credit cards	649	–	649	632		89	–	649	632
Home equity lines of credit	468	(242)	226	216		34	–	226	216
Other	629	(103)	526	465		49	–	526	465
Total watch list (a)	$26,112	$(4,833)	$21,279	$19,362		71%	$(2,101)	$19,178	$17,261
Agency RMBS	16,560	–	16,560	16,898		102	–	16,560	16,898
Other	17,695	–	17,695	17,843		101	–	17,695	17,843
Total	$60,367	$(4,833)	$55,534	$54,103	(d)	88%	$(2,101)	$53,433	$52,002
(a)	The “Watch list” includes those securities we view as having a higher risk of impairment charges.
(b)	Amortized cost before life-to-date charges.
(c)	As of Oct. 14, 2009. Reflects securities with a pre-restructuring amortized cost of $3.6 billion.
(d)	Includes the fair value of available for sale securities of $48.032 billion and held to maturity securities of $6.071 billion.

Investment securities portfolio restructuring

Consistent with our ongoing strategy to reduce risk from the balance sheet, and reflecting the recent improvement in the fixed income markets, we have sold or are in the process of restructuring the watch list portion of our investment securities portfolio.

The restructuring impacts approximately $12.1 billion (pre-restructuring amortized cost) of investment securities. As a result of investment securities sales and restructuring in the third quarter of 2009, we recognized a charge of $4.8 billion (pre-tax). Subsequent to Sept. 30, 2009, approximately $2.1 billion (pre-restructuring amortized cost of $3.6 billion) of the lowest quality securities were sold at fair value. The majority of the remaining restructured securities are expected to be retained on the balance sheet. Approximately 50% of the charge relates to securities that we plan to retain an interest in and for which we expect to recover a portion of the loss over time. In the fourth quarter of 2009, any declines in the fair value of these securities will be reflected in our net income until the restructuring is complete.

The restructuring charge had a minimal impact on the tangible capital ratio, as 90% of the charge had previously been reflected in tangible capital.

As a result of the restructuring, we expect net interest revenue to be positively impacted by approximately $125-$175 million in 2010.

The fair value of the investment securities portfolio at Sept. 30, 2009 was $54.1 billion. On a pro forma basis, reflecting the subsequent sale of securities, the fair value at Sept. 30, 2009 was $52.0 billion. The unrealized loss on the portfolio was $1.4 billion at Sept. 30, 2009 compared with $7.7 billion at June 30, 2009. The improvement reflects $4.8 billion related to the restructuring and $1.5 billion ($1.8 billion without the FAS 157-4 adjustment) resulting from the improvement in the fixed income markets.

Discontinued operations

In the second quarter of 2009, we adopted discontinued operations accounting for Mellon United National Bank located in Florida. It was determined that this business no longer fits our strategic focus on our asset management and securities servicing businesses. In July 2009, we signed a definitive agreement to sell Mellon United National Bank. Subject to regulatory approval, the transaction is expected to close in the first quarter of 2010. This business was formerly included in the Other segment. In the third quarter of 2009, we recorded an after-tax loss on discontinued operations of $19 million primarily related to additional provision for credit losses resulting from the further deterioration of the South Florida real estate market. The after-tax loss of $151 million in the first nine months of 2009 primarily reflects the impairment and write-down of goodwill and an increase in the provision for credit losses.

Supplemental information – Explanation of Non-GAAP financial measures

BNY Mellon has included in this release certain Non-GAAP financial measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of tangible common shareholders’ equity to tangible assets is a measure of capital strength that adds additional useful information to investors supplementing the Tier 1 capital ratio which is utilized by regulatory authorities. Unlike the Tier 1 ratio, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. This ratio is also informative to investors in BNY Mellon’s common stock because, unlike the Tier 1 capital ratio, it excludes preferred stock and trust preferred securities issued by BNY Mellon. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income.

BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue and earnings measures which exclude the effect of investment securities losses and SILO/LILO charge; expense measures which exclude an FDIC special assessment, support agreement charges, asset-based taxes, M&I expenses and intangible amortization expenses; and measures which utilize net income excluding tax items such as the benefit of tax settlements. Return on equity measures and operating margin measures which exclude some or all of these items are also presented. We also present the aggregate unrealized securities losses excluding the impact of FAS 157-4 to provide investors with the impact disorderly markets had on the investment securities portfolio and the subsequent conversion to an orderly market. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where valuation or other accounting/regulatory requirements require charges unrelated to operational initiatives. M&I expense relates to our Corporate Trust acquisition in 2006 and to the merger with Mellon Financial Corporation in 2007. M&I expenses generally continue for approximately three years after the transaction, and can vary on a year-to-year basis depending on the stage of the transaction. BNY Mellon believes that the exclusion of M&I expense provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased, typically after approximately three years. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. With regards to the exclusion of investment securities losses, BNY Mellon’s primary businesses are Asset and Wealth Management and Institutional Services. The management of these sectors is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY Mellon’s investment securities portfolio. Management of the investment securities portfolio is a shared service contained in the Other segment. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio. As a result, BNY Mellon believes that presenting measures that exclude investment securities losses from its results, as a supplement to GAAP information, gives investors a clearer picture of the results of its primary businesses. The SILO/LILO charges relate to a one-time settlement with the IRS of tax structured lease transactions in 2008. In this Earnings Release, certain amounts are presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income. We also present earnings information excluding the TARP redemption premium and dividend, so as to provide investors with a better understanding of operational results.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business segment basis.

Reconciliation of net income (loss) and EPS – GAAP to Non-GAAP
	3Q09			2Q09		3Q08
(in millions, except per common share amounts)	Net income (loss)	EPS		Net income	EPS	Net income	EPS
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$(2,458)	$(2.05)		$176	$0.15	$303	$0.26
Discontinued operations income (loss)	(19)	(0.02)		(91)	(0.08)	–	–
Continuing operations – GAAP	(2,439)	(2.04	)(a)	267	0.23	303	0.26
Investment securities losses	3,047	2.54		161	0.14	97	0.08
TARP redemption premium/dividend	–	–		236	0.20	–	–
FDIC special assessment	–	–		36	0.03	–	–
SILO/LILO/tax settlements	–	–		–	–	30	0.03
Support agreement charges	–	–		–	–	433	0.38
M&I expenses	34	0.03		36	0.03	66	0.06
Benefit of tax settlements	–	–		(134)	(0.11)	–	–
Net income (loss) from continuing operations applicable to common shareholders excluding the investment securities losses, TARP redemption premium/dividend, FDIC special assessment, SILO/LILO/tax settlements, support agreement charges, M&I expenses and benefit of tax settlements – Non-GAAP	642	0.54	(a)	602	0.51 (a)	929	0.81
Intangible amortization	65	0.05		67	0.06	73	0.06
Net income (loss) from continuing operations applicable to common shareholders excluding the investment securities losses, TARP redemption premium/dividend, FDIC special assessment, SILO/LILO/tax settlements, support agreement charges, M&I expenses, benefit of tax settlements and intangible amortization – Non-GAAP	$707	$0.59		$669	$0.57	$1,002	$0.87
(a)	Does not foot due to rounding.

Asset and wealth management fee revenue
(in millions)	3Q09	2Q09	3Q08
Asset and wealth management fee revenue	$650	$637	$795
Less: Performance fees	1	26	3
Asset and wealth management fee revenue excluding performance fees	$649	$611	$792

Reconciliation of fee and other revenue as a percent of total revenue
(dollars in millions)	3Q09	2Q09	3Q08	YTD09	YTD08
Fee and other revenue – GAAP	$(2,216)	$2,257	$2,926	$2,177	$8,897
Add: Investment securities losses	4,833	256	162	5,384	387
Fee and other revenue excluding investment securities losses – Non-GAAP	2,617	2,513	3,088	7,561	9,284

Net interest revenue – GAAP	716	700	681	2,191	1,812
Add: SILO/LILO charges	–	–	112	–	489
Net interest revenue excluding SILO/LILO charges – Non-GAAP	716	700	793	2,191	2,301
Total revenue – GAAP	$(1,500)	$2,957	$3,607	$4,368	$10,709
Total revenue excluding investment securities losses and SILO/LILO charges – Non-GAAP	$3,333	$3,213	$3,881	$9,752	$11,585

Fee and other revenue as a percentage of total revenue	N/M	76%	81%	50%	83%
Fee and other revenue as a percentage of total revenue excluding investment securities losses and SILO/LILO charges – Non-GAAP	79%	78%	80%	78%	80%

Reconciliation of income (loss) from continuing operations before income taxes – pre-tax operating margin
(dollars in millions)	3Q09	2Q09	3Q08	YTD09	YTD08
Income (loss) from continuing operations before income taxes – GAAP	$(3,965)	$513	$265	$(2,880)	$1,995
Investment securities losses	4,833	256	162	5,384	387
SILO/LILO charges	–	–	112	–	489
Support agreement charges	13	(15)	726	(10)	731
Asset-based taxes	20	–	–	20	–
FDIC special assessment	–	61	–	61	–
M&I expenses	54	59	111	181	386
Intangible amortization	104	108	118	319	360
Income (loss) from continuing operations before income taxes excluding investment securities losses, SILO/LILO charges, support agreement charges, asset-based taxes, FDIC special assessment, M&I expenses and intangible amortization – Non-GAAP	$1,059	$982	$1,494	$3,075	$4,348

Fee and other revenue – GAAP	$(2,216)	$2,257	$2,926	$2,177	$8,897
Net interest revenue – GAAP	716	700	681	2,191	1,812
Total revenue – GAAP	(1,500)	2,957	3,607	4,368	10,709
Add: Investment securities losses	4,833	256	162	5,384	387
SILO/LILO charges	–	–	112	–	489
Total revenue excluding investment securities losses and SILO/LILO charges – Non-GAAP	$3,333	$3,213	$3,881	$9,752	$11,585
Pre-tax operating margin (a)	N/M	17%	7%	N/M	19%

Pre-tax operating margin excluding investment securities losses, SILO/LILO charges, support agreement charges, asset-based taxes, FDIC special assessment, M&I expenses and intangible amortization – Non-GAAP (a)	32%	31%	39%	32%	38%
(a)	Income (loss) before taxes divided by total revenue.

Return on common equity and tangible common equity – continuing operations
(dollars in millions)	3Q09	2Q09	3Q08	YTD09	YTD08
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$(2,458)	$176	$303	$(1,960)	$1,358
Discontinued operations income (loss), net of tax	(19)	(91)	–	(151)	10
Net income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	(2,439)	267	303	(1,809)	1,348
Intangible amortization	65	67	73	198	222
Net income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding intangible amortization – Non-GAAP	(2,374)	334	376	(1,611)	1,570
Investment securities losses	3,047	161	97	3,392	232
SILO/LILO/tax settlements	–	–	30	–	410
Support agreement charges	8	(9)	433	(6)	436
FDIC special assessment	–	36	–	36	–
M&I expenses	34	36	66	111	230
Benefit of tax settlements	–	(134)	–	(134)	–
Net income (loss) from continuing operations excluding investment securities losses, SILO/LILO/tax settlements, support agreement charges, FDIC special assessment, M&I expenses, benefit of tax settlements and intangible amortization – Non-GAAP	$715	$424	$1,002	$1,788	$2,878

Average common shareholders’ equity	$28,144	$26,566	$27,996	$26,644	$28,682
Less: Average goodwill	16,048	15,989	16,644	15,959	16,661
Average intangible assets	5,608	5,673	5,915	5,677	6,061
Add: Deferred tax liability – tax deductible goodwill	666	643	577	666	577
Deferred tax liability – non-tax deductible intangible assets	1,717	1,743	1,915	1,717	1,915
Average tangible common shareholders’ equity – Non-GAAP	$8,871	$7,290	$7,929	$7,391	$8,452
Return on common equity – GAAP (a)	N/M	4.0%	4.3%	N/M	6.3%
Return on common equity excluding investment securities losses, SILO/LILO/tax settlements, support agreement charges, FDIC special assessment, M&I expenses, benefit of tax settlements and intangible amortization – Non-GAAP (a)	10.1%	6.4%	14.2%	9.0%	13.4%
Return on tangible common equity – Non-GAAP (a)	N/M	18.4%	18.9%	N/M	24.8%
Return on tangible common equity excluding investment securities losses, SILO/LILO/tax settlements, support agreement charges, FDIC special assessment, M&I expenses and benefit of tax settlements – Non-GAAP (a)	32.0%	23.3%	50.2%	32.3%	45.5%
(a)	Annualized.

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)	Sept. 30, 2009	June 30, 2009	Sept. 30, 2008
Common shareholders’ equity at period end – GAAP	$28,295	$27,276	$27,513
Less: Goodwill	16,022	16,040	16,335
Intangible assets	5,574	5,677	6,043
Add: Deferred tax liability – tax deductible goodwill	666	643	577
Deferred tax liability – non-tax deductible intangible assets	1,717	1,743	1,915
Tangible common shareholders’ equity at period end – Non-GAAP	$9,082	$7,945	$7,627
Total assets at period end – GAAP	$212,007	$203,012	$267,510
Less: Goodwill	16,022	16,040	16,335
Intangible assets	5,574	5,677	6,043
Cash on deposit with the Federal Reserve and other central banks (a)	15,003	16,458	37,910
U.S. government-backed commercial paper	–	–	10,865
Tangible total assets at period end – Non-GAAP	$175,408	$164,837	$196,357
Common shareholders’ equity to assets – GAAP	13.3%	13.4%	10.3%
Tangible common shareholders’ equity to tangible assets – Non-GAAP	5.2%	4.8%	3.9%
Period end common shares outstanding (in thousands)	1,204,244	1,202,828	1,147,567
Book value per common share	$23.50	$22.68	$23.97
Tangible book value per common share – Non-GAAP	$7.54	$6.60	$6.65
(a)	Assigned a zero percent risk weighting by the regulators.

Calculation of the Tier 1 common equity to risk-weighted assets ratio (a) (dollars in millions)	Sept. 30, 2009	June 30, 2009	Sept. 30, 2008
Total Tier 1 capital	$12,546	$15,044	$11,688
Less: Trust preferred securities	1,682	1,691	1,719
Total Tier 1 common equity	$10,864	$13,353	$9,969

Total risk-weighted assets	$110,670	$120,566	$125,125
Tier 1 common equity to risk-weighted assets ratio	9.8%	11.1%	8.0%
(a)	On a regulatory basis.

Cautionary Statement

The information presented in this Earnings Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, expectations with respect to the restructuring of BNY Mellon’s investment securities portfolio, including statements with respect to the impact of the restructuring on future pricing, net interest revenue and risk of future securities losses, retention of the remaining restructured securities; the reflection of declines in the fair value of securities in BNY Mellon’s net income; expectations with respect to declines in the provision for credit losses; and expectations with respect to the closing of the sale of Mellon United National Bank. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this earnings release, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2008, the Form 10-Q for the quarter ended March 31, 2009 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this earnings release speak only as of Oct. 20, 2009 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.